Exhibit 10.2

PRIAM PROPERTIES INC.

2019 EQUITY INCENTIVE PLAN

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6.02.	Option Price	10
6.03.	Maximum Option Period	10
6.04.	Nontransferability	11
6.05.	Transferable Options	11
6.06.	Employee Status	11
6.07.	Exercise	11
6.08.	Payment	12
6.09.	Stockholder Rights	12
6.10.	Disposition of Shares	12

Article VII SARS		13

7.01.	Award	13
7.02.	Maximum SAR Period	13
7.03.	Nontransferability	13
7.04.	Transferable SARs	13
7.05.	Exercise	14
7.06.	Employee Status	14
7.07.	Settlement	14
7.08.	Stockholder Rights	14
7.09.	No Reduction of Initial Value	15

Article VIII STOCK AWARDS		15

8.01.	Award	15
8.02.	Vesting	15
8.03.	Employee Status	15
8.04.	Stockholder Rights	15

Article IX PERFORMANCE UNIT AWARDS		16

9.01.	Award	16
9.02.	Earning the Award	16
9.03.	Payment	16
9.04.	Stockholder Rights	17
9.05.	Nontransferability	17
9.06.	Transferable Performance Units	17
9.07.	Employee Status	17

Article X OTHER EQUITY—BASED AWARDS		18

10.01.	Award	18
10.02.	Terms and Conditions	18
10.03.	Payment or Settlement	18
10.04.	Employee Status	18
10.05.	Stockholder Rights	19

Article XI INCENTIVE AWARDS		19

11.01.	Award	19
11.02.	Terms and Conditions	19
11.03.	Nontransferability	19

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11.04.	Employee Status	19
11.05.	Settlement	20
11.06.	Stockholder Rights	20

Article XII ADJUSTMENT UPON CHANGE IN COMMON STOCK		20

Article XIII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		21

Article XIV GENERAL PROVISIONS		21

14.01.	Effect on Employment and Service	21
14.02.	Unfunded Plan	22
14.03.	Rules of Construction	22
14.04.	Section 409A Compliance	22
14.05.	Withholding Taxes	23
14.06.	Return of Awards; Repayment	23

Article XV CHANGE IN CONTROL		23

15.01.	Impact of Change in Control	23
15.02.	Assumption Upon Change in Control	23
15.03.	Cash-Out Upon Change in Control	24
15.04.	Limitation of Benefits	24

Article XVI AMENDMENT		26

Article XVII DURATION OF PLAN		26

Article XVIII EFFECTIVE DATE OF PLAN		26

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ARTICLE I
DEFINITIONS

1.01.                     Affiliate

Affiliate means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships).  For this purpose, the term “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of shares or interests in the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

1.02.                     Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an Incentive Award, an award of Performance Units, an Option, SAR or Other Equity-Based Award (including an LTIP Unit) granted to such Participant.

1.03.                     Board

Board means the Board of Directors of the Company.

1.04.                     Change in Control

“Change in Control” shall mean a change in control of the Company which will be deemed to have occurred after the date hereof if:

(a)                     any “person” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company’s common stock, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing at least 50% of the combined voting power or common stock of the Company;

(b)                     during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3), or (4) of this Section 1.04 or (B) a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c)                      there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(d)                     there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale.

Notwithstanding the foregoing, if an award under this Plan constitutes “deferred compensation” under Section 409A of the Code, no payment shall be made under such award on account of a Change in Control unless the occurrence of one or more of the preceding events also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, all as determined in accordance with the regulations under Section 409A of the Code.

1.05.                     Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.                     Committee

Committee means the Compensation Committee of the Board; provided, however, that if there is no Compensation Committee, then “Committee” means the Board; and provided, further that with respect to awards made to a Non-Employee Director, “Committee” means the Board.

1.07.                     Common Stock

Common Stock means the common stock, par value $0.01 per share, of the Company.

1.08.                     Company

Priam Properties Inc., a Maryland corporation.

1.09.                     Control Change Date

Control Change Date means the date on which a Change in Control occurs.  If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.10.                     Corresponding SAR

Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11.                     Dividend Equivalent Right

Dividend Equivalent Right means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, shares or other property in amounts equivalent to the cash, shares or other property dividends declared on shares of Common Stock with respect to specified Performance Units or Common Shares subject to an Other Equity-Based Award, as determined by the Committee, in its sole discretion.  The Committee shall provide that Dividend Equivalent Rights (if any) payable with respect to any award that does not vest solely on account of continued employment or service shall be distributed only when, and to the extent that, the underlying award is vested and also may provide that Dividend Equivalent Rights (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.12.                     Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.13.                     Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange.  If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.14.                     Incentive Award

Incentive Award means an award under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate.

1.15.                     Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant.

1.16.                     LTIP Unit

LTIP Unit means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement.  An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.

1.17.                     Non-Employee Director

Non-Employee Director means a member of the Board who is not an employee of the Company or an Affiliate.

1.18.                     Operating Partnership

Priam Office Properties OP LP.

1.19.                     Option

Option means a share option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.20.                     Other Equity-Based Award

Other Equity-Based Award means any award other than an Option, SAR, Incentive Award, a Performance Unit award or a Stock Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into Common Stock) or other equity interests including LTIP Units.

1.21.                     Participant

Participant means an employee or officer of the Company or an Affiliate, a member of the Board, or an individual who provides significant services to the Company or an Affiliate (including an individual who provides services to the Company or an Affiliate by virtue of employment with, or providing services to, the Operating Partnership), and who satisfies the requirements of Article IV and, in accordance with the terms of the Plan, is selected by the Committee to receive an award of Performance Units, a Stock Award, an Incentive Award, Option, SAR, Other Equity-Based Award or a combination thereof.

1.22.                     Performance Goal

Performance Goal means a performance objective that is stated with respect to one or more of the following, alone or in combination: funds from operations; adjusted funds from operations; earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; return on capital assets, development, investment or equity; total earnings; revenues or sales; earnings per share of Common Stock; return on capital; Fair Market Value; total stockholder return; cash flow; acquisitions or strategic transactions; operating income (loss); gross or net profit levels; productivity; expenses; margins; operating efficiency; working capital; portfolio or regional occupancy rates; or performance or yield on development or redevelopment activities.

A Performance Goal may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index.  When establishing Performance Goals, the Committee may exclude any or all special, unusual or extraordinary items as determined under U.S. generally accepted accounting principles, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes.

1.23.                     Performance Units

Performance Units means an award, in the amount determined by the Committee, stated with reference to a specified number of shares of Common Stock or other securities or property, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified unit equal to the Fair Market Value of the Common Stock on the date of payment.

1.24.                     Plan

Plan means this Priam Properties Inc. 2019 Equity Incentive Plan, as may be amended from time to time.

1.25.                     SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value.  References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.26.                     Stock Award

Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

1.27.                     Ten Percent Stockholder

Ten Percent Stockholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company.  An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

ARTICLE II
PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders.  The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Incentive Awards, Performance Units, and Other Equity-Based Awards in accordance with the Plan and any procedures that may be established by the Committee.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.  The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III
ADMINISTRATION

The Plan shall be administered by the Committee.  The Committee shall have authority to grant SARs, Stock Awards, Incentive Awards, Performance Units, Options and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate.  Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an Incentive Award, an award of Performance Units or an Other Equity-Based Award.  Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award, Performance Unit, an Incentive Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled.  In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of this Plan.  The Committee’s determinations under the Plan (including without limitation, determinations of the individuals to receive awards under the Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.  The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  Any decision made, or action taken, by the Committee in connection with the administration of this

Plan shall be final and conclusive.  The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award, Other Equity-Based Award or award of Performance Units.  All expenses of administering this Plan shall be borne by the Company.

To the extent permitted by applicable law, the Committee, in its discretion, may delegate to one or more designated officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan and the Committee’s prior delegation.  References to the “Committee” in the Plan include the Committee’s delegate to the extent consistent with the Committee’s delegation.

ARTICLE IV
ELIGIBILITY

Any employee of the Company or an Affiliate (including a trade or business that becomes an Affiliate after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan; provided that Incentive Awards may not be granted to a Non-Employee Director.  In addition, any other individual who provides significant services to the Company or an Affiliate (including an individual who provides services to the Company or an Affiliate by virtue of employment with, or providing services to, the Operating Partnership) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that the participation of such individual is in the best interest of the Company.  The Committee may also grant Options, SARs, Stock Awards, Incentive Awards, Performance Units and Other Equity-Based Awards to an individual as an inducement to such individual becoming eligible to participate in the Plan and prior to the date that the individual first performs services for the Company, an Affiliate or the Operating Partnership, provided that such awards will not become vested or exercisable, and no shares of Common Stock shall be issued or other payment made to such individual with respect to such awards prior to the date the individual first performs services for the Company, an Affiliate or the Operating Partnership.

ARTICLE V
COMMON STOCK SUBJECT TO PLAN

5.01.                     Common Stock Issued

Upon the award of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an award of Performance Units or Incentive Award, the Company may deliver to the Participant shares of Common Stock from its treasury shares or authorized but unissued Common Stock.  Upon the exercise of any Option, SAR or Other Equity-Based Award denominated in shares of Common Stock, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its treasury shares or authorized but unissued Common Stock.

5.02.                     Aggregate Limit

(a)                                 The maximum aggregate number of Common Shares that may be issued under this Plan pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other Equity-Based Awards and the settlement of Performance Units and Incentive Awards is [    ] shares.  Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan on a one-for-one basis, i.e., each such unit shall be treated as an award of Common Stock.

(b)                                 The maximum number of shares of Common Stock that may be issued under this Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XII.

(c)                                  The maximum number of shares of Common Stock that may be issued upon the exercise of Options that are incentive stock options or Corresponding SARs that are related to incentive stock options shall be determined in accordance with Sections 5.02(a) and 5.02(b).

5.03.                     Non-Employee Director Grant Limit

A Non-Employee Director may not be granted Options, SARs, Stock Awards, Performance Units and Other Equity-Based Awards in any calendar year with respect to that number of shares of Common Stock that have an aggregate grant date fair value as determined for financial reporting purposes in excess of $200,000.  For purposes of this Section 5.03, an award of LTIP Units shall be treated as an award of Common Stock and an Option and Corresponding SAR shall be treated as a single award.

5.04.                     Reallocation of Shares

If any award or grant under the Plan (including LTIP Units) expires, is forfeited or is terminated without having been exercised or is paid in cash without delivery of shares of Common Stock, then any shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Performance Units and Incentive Awards under this Plan.  Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award shall not be available for future grants or awards.

ARTICLE VI
OPTIONS

6.01.                     Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and, subject to Section 5.03, will specify the number of shares of Common Stock covered by such awards.

6.02.                     Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.  Notwithstanding the preceding sentence, the price per share of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Stockholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.  Except as provided in Article XII, the price per share of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders.  In addition, without the approval of stockholders, no payment shall be made in cancellation of an Option if, on the date of cancellation, the option price per share exceeds Fair Market Value.

6.03.                     Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted.  In the case of an incentive stock option granted to a Participant who is a Ten Percent Stockholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant.  The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.                     Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant.  No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.                     Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by the Committee in accordance with applicable law.  The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.  In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.                     Employee Status

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.                     Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for Common Shares having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000.  An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.  The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08.                     Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock, by attestation of ownership of shares of Common Stock or by a broker-assisted cashless exercise or by such other method as may be permitted by the Committee.  If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09.                     Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.

6.10.                     Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the shares of Common Stock to the Participant.  Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII
SARS

7.01.                     Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will, subject to Section 5.03, specify the number of shares of Common Stock covered by such awards.  No Participant may be granted Corresponding SARs (under the Plan and all plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02.                     Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant.  In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Stockholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.                     Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant.  No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.                     Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, a SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by the Committee in accordance with applicable law.  The holder of a SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution.  In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05.                     Exercise

Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option.  A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised.  A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR.  The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.                     Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.07.                     Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock.  No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

7.08.                     Stockholder Rights

No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

7.09.                     No Reduction of Initial Value

Except as provided in Article XII, the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders.  In addition, without the approval of stockholders, no payment shall be made in cancellation of a SAR if, on the date of cancellation, the Initial Value exceeds Fair Market Value.

ARTICLE VIII
STOCK AWARDS

8.01.                     Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will, subject to Section 5.03, specify the number of shares of Common Stock covered by such awards.

8.02.                     Vesting

The Committee, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be subject to a requirement that the Participant complete a specified period of employment or service with the Company or an Affiliate or shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the Company’s, an Affiliate’s or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee, including the attainment of objectives stated with respect to one or more Performance Goals.

8.03.                     Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.                     Stockholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that dividends payable on shares of Common Stock subject to a Stock Award that does not become nonforfeitable and transferable solely on account of continued employment or service, shall be distributed only when, and to the extent that, the underlying Stock Award is nonforfeitable and transferable and the Committee may provide that such dividends shall be deemed to have been reinvested in additional shares of Common Stock.  During the period that the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of any certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award.  The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX
PERFORMANCE UNIT AWARDS

9.01.                     Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an award of Performance Units is to be made and will, subject to Section 5.03, specify the number of shares of Common Stock or other securities or property covered by such awards.  The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Units.

9.02.                     Earning the Award

The Committee, on the date of the grant of an award, may prescribe that the Performance Units will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Units, upon the satisfaction of certain conditions.  By way of example, and not of limitation, the Committee may prescribe that payment of an award of Performance Units will be subject to a requirement that the Participant complete a specified period of employment or service with the Company or an Affiliate or the attainment of objectives stated with reference to the Company’s, an Affiliate’s or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee, including the attainment of objectives stated with respect to one or more Performance Goals.

9.03.                     Payment

In the discretion of the Committee, the amount payable when an award of Performance Units is earned may be settled in cash, by the issuance of Common Stock, by the delivery of other securities or property or a combination thereof.  A fractional share of Common Stock shall not be deliverable when an award of Performance Units is earned, but a cash payment will be made in lieu thereof.  The amount payable when an award of Performance Units is earned shall be paid in a lump sum.

9.04.                     Stockholder Rights

A Participant, as a result of receiving an award of Performance Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Performance Units is earned and settled in shares of Common Stock.  After an award of Performance Units is earned and settled in shares of Common Stock, a Participant will have all the rights of a stockholder as described in Section 8.04.

9.05.                     Nontransferability

Except as provided in Section 9.06, Performance Units granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in any Performance Units shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06.                     Transferable Performance Units

Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Units may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by the Committee in accordance with applicable law. The holder of Performance Units transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Units during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Units except by will or the laws of descent and distribution.

9.07.                     Employee Status

In the event that the terms of any Performance Unit award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE X
OTHER EQUITY—BASED AWARDS

10.01.              Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will, subject to Section 5.03, specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards.  The grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant.  The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

10.02.              Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award.  The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement, including the attainment of objectives stated with respect to one or more Performance Goals.  Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan.

10.03.              Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into Common Stock shall not be issued under the Plan.  Other Equity-Based Awards denominated as equity interests other than Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

10.04.              Employee Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.05.              Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, shares of Common Stock are issued under the Other Equity-Based Award.

ARTICLE XI
INCENTIVE AWARDS

11.01.              Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Incentive Award is to be made and the amount payable under each Incentive Award.  In accordance with Article IV and notwithstanding the preceding sentence, Incentive Awards may not be granted to a Non-Employee Director.

11.02.              Terms and Conditions

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award.  Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Committee, including the attainment of objectives stated with respect to one or more Performance Goals.  Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate or that the Company, an Affiliate, as a prerequisite to payment under an Incentive Award.

11.03.              Nontransferability

Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

11.04.              Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

11.05.              Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock or a combination of cash and Common Stock, as determined by the Committee.

11.06.              Stockholder Rights

No participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or an Affiliate until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of Common Stock.

ARTICLE XII
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted and the terms of outstanding Stock Awards, Options, SARs, Incentive Awards, Performance Units and Other Equity-Based Awards shall be adjusted as determined by the Board in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its stockholders such as a share dividend, extra-ordinary cash dividend, share split-up, subdivision or consolidation of shares that affects the number of shares or kind of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the Common Stock subject to outstanding awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action.  Any determination made under this Article XII by the Board shall be final and conclusive.

The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted or the terms of outstanding Stock Awards, Options, SARs, Incentive Awards, Performance Shares or Other Equity-Based Awards.

The Committee may grant Stock Awards, Options, SARs, Performance Units, Incentive Awards or Other Equity-Based Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII.  Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards, SARs, Other Equity-Based Awards, Options or Performance Units shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any certificate issued to evidence Common Stock when a Stock Award is granted, a Performance Unit, Incentive Award or Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations.  No Option or SAR shall be exercisable, no Stock Award or Performance Unit shall be granted, no Common Stock shall be issued, no certificate for Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV
GENERAL PROVISIONS

14.01.              Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

14.02.              Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03.              Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

14.04.              Section 409A Compliance

All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12).  This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A.  If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A.  Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is required to be delayed pursuant to Section 409A(a)(2)(B)(i) of the Code and that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

14.05.              Withholding Taxes

Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan.  Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Units, SARs, Incentive Awards or Other Equity-Based Award) or a cash equivalent acceptable to the Committee.  Any statutory federal, state, district or city withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Unit award, Incentive Award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Committee.  If Common Stock is used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day the tax liability arises.

14.06.              Return of Awards; Repayment

Each Stock Award, Option, SAR, Performance Unit award, Incentive Award and Other Equity-Based Award granted under the Plan, as amended and restated herein, is subject to the condition that the Company may require that such award be returned and that any payment made with respect to such award must be repaid if such action is required under the terms of any Company “clawback” policy as in effect on the date that the payment was made, on the date the award was granted or, as applicable, the date the Option or SAR was exercised or the date the Stock Award, Performance Unit award or Other Equity-Based Award is vested or earned.

ARTICLE XV
CHANGE IN CONTROL

15.01.              Impact of Change in Control.

Upon a Change in Control, the Committee is authorized to cause (i) outstanding Options and SARs to become fully exercisable, (ii) outstanding Stock Awards to become transferable and nonforfeitable and (iii) outstanding Performance Units, Incentive Awards and Other Equity-Based Awards to become earned and nonforfeitable in their entirety.

15.02.              Assumption Upon Change in Control.

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Incentive Award, Stock Award, Performance Unit or Other Equity-Based Award shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control.  Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Incentive Award, Stock Award, Performance Unit or Other Equity-Based Award being assumed or substituted.  The assumed or substituted award shall have an intrinsic value, as of the Control Change Date, that is substantially equal to the intrinsic value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

15.03.              Cash-Out Upon Change in Control.

In the event of a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR, Incentive Award, Stock Award, Performance Unit and Other Equity-Based Award shall be cancelled in exchange for a payment.  The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control transaction.  The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by stockholders for each share of Common Stock subject to a Stock Award, Performance Unit or Other Equity-Based Award, (iii) the value of the other securities or property in which the Performance Unit or Other Equity-Based award is denominated or (iv) the amount payable under an Incentive Award on account of meeting employment or service requirements or meeting performance objectives (including, without limitation, Performance Goals).  If the option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 15.03 without any payment to the Participant.

15.04.              Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Sections 280G and 4999 of the Code.  As provided in this Section 15.04, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant.  The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Section 4999 of the Code (the “Capped Payments”).  Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount.  If the Participant will receive the Capped Payments, the total Parachute Payments will be reduced until the value of the remaining Parachute Payments for purposes of Section 280G of the Code equals the Capped Payments.  The reduction shall be effected by the Committee by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (by reducing such benefits in the order that maximizes the reduction in value of the Parachute Payments under Section 280G of the Code) and then by the Committee reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (by reducing such benefits in the order that maximizes the reduction in the value of the Parachute Payments under Section 280G of the Code).  The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Sections 280G and 4999 of the Code at the time that the Accounting Firm makes its determinations under this Article XV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 15.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 15.04 (“Underpayments”).  If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Section 4999 of the Code or generate a refund of tax imposed under Section 4999 of the Code.  If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 15.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date.  For purposes of this Section 15.04, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Sections 1,

3101(b) and 4999 of the Code and any State or local income taxes applicable to the Participant on the date of payment.  The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment.  For purposes of this Section 15.04, the term “Parachute Payment” means a payment that is described in Section 280G(b)(2) of the Code, determined in accordance with Section 280G of the Code and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Section 15.04, a Participant’s Parachute Payments cannot exceed the Capped Amount if the Participant, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is not entitled to receive or retain Parachute Payments that exceed the Capped Amount.

ARTICLE XVI
AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of a Participant with respect to outstanding awards without the Participant’s consent.  In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the Common Shares are listed.

ARTICLE XVII
DURATION OF PLAN

No Stock Award, Performance Unit Award, Incentive Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after the day before the tenth anniversary of the date the Board adopted this Plan.  Stock Awards, Performance Unit awards, Incentive Awards, Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.

ARTICLE XVIII
EFFECTIVE DATE OF PLAN

Options, SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards may be granted under this Plan on and after the date that the Plan is adopted by the Board, provided that, this Plan shall not be effective unless it is approved by a majority of the votes cast by the stockholders of the Company, voting either in person or by proxy, at a duly held meeting of the stockholders of the Company within twelve months of the Plan’s adoption by the Board.